EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	Registration Statements (Form S-8 Nos. 333-120345, 333-39484 and 333-30751) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated as of March 8, 2004;

•	Registration Statement (Form S-8 No. 333-90582) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan;

•	Registration Statement (Form S-3 No. 333-128087) pertaining to the registration of up to $85,000,000 of BioCryst Pharmaceuticals, Inc. common stock;

•	Registration Statement (Form S-8 No. 333-136703) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, which amended and restated the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan as of May 17, 2006;

•	Registration Statement (Form S-3 No. 333-145638) pertaining to the registration of up to 8,140,000 shares of common stock; and

•	Registration Statement (Form S-8 No. 333-145627) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan as amended and restated effective March 2007 and Employment Letter Agreement dated April 2, 2007 between BioCryst Pharmaceuticals, Inc. and David McCullough.
of our reports dated March 4, 2008 with respect to the financial statements of BioCryst Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of BioCryst Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ ERNST & YOUNG LLP
Birmingham, Alabama
March 4, 2008

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